TITAN INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

The following Titan International, Inc. (Titan or the Company) unaudited pro forma consolidated condensed balance sheet as of September 30, 2012, and unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2011, and the nine months ended September 30, 2012, give effect to the acquisition of Titan Europe.  The Company closed on the transaction on October 19, 2012.  Titan Europe is an international engineering group which designs and manufactures wheels, undercarriage components and assemblies for tracked and wheeled “off-road’ vehicles.  The pro forma consolidated condensed balance sheet is presented as if the transaction had occurred on September 30, 2012, and the pro forma consolidated condensed statements of operations are presented as if the transaction had occurred on January 1, 2011.

The pro forma balance sheet and the pro forma statements of operations were derived by adjusting the historical financial statements of the Company.  The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments.  The Company is accounting for the acquisition of Titan Europe in accordance with Accounting Standards Codification 805 – Business Combinations.  The Company is currently in the process of determining the fair value of the assets and liabilities acquired in the transaction.  The pro forma balance sheet and the pro forma statements of operations were derived using the preliminary fair value of the assets and liabilities acquired in the transaction.  These fair values are subject to change as the Company completes the fair value determination process.

The pro forma statements of operations have also been derived from Titan Europe’s historical accounting records.  These records have been adjusted to reflect US Generally Accepted Accounting Principles (GAAP) and have been translated to US dollars.

The pro forma consolidated condensed financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto included in the Titan International, Inc. 2011 Annual Report on Form 10-K and the September 30, 2012, Quarterly Report on Form 10-Q.

The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the acquisition of assets actually occurred on the dates assumed nor is it necessarily indicative of Titan International, Inc.’s future consolidated results of operations or financial position.

 TITAN INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
SEPTEMBER 30, 2012
(Amounts in thousands)

		Historical	Titan Europe
		Titan	US GAAP
	Historical	Europe	Adjustments	Pro Forma		Pro Forma
Assets	Titan	IFRS basis	(a)	Adjustments		Titan
Current assets
Cash and cash equivalents	$134,890	$42,660	$0	$(12,297)	(b)	$165,253
Accounts receivable	228,375	154,321	0	(1,582)	(c)	381,114
Inventories	247,778	182,852	0	19,135	(d)	449,765
Deferred income taxes	32,706	0	9,860	(5,741)	(d)	36,825
Prepaid and other current assets	45,256	223	0	0		45,479
Total current assets	689,005	380,056	9,860	(485)		1,078,436

Property, plant and equipment, net	336,769	212,448	(6,346)	(9,132)	(d)	533,739
Deferred income taxes	0	51,175	(30,263)	2,739	(d)	23,651
Other assets	132,356	113,750	(1,289)	(89,615)	(d)
				(28,972)	(e)	126,230

Total assets	$1,158,130	$757,429	$(28,038)	$(125,465)		$1,762,056

Liabilities and Stockholders’ Equity
Current liabilities
Short-term debt	$7,517	$96,061	$0	$0		$103,578
Accounts payable	106,670	185,384	0	(1,582)	(c)	290,472
Other current liabilities	81,298	18,536	(612)	0		99,222
Total current liabilities	195,485	299,981	(612)	(1,582)		493,272

Long-term debt	313,897	156,235	0	0		470,132
Deferred income taxes	53,001	18,656	(18,656)	(8,465)	(e)	44,536
Other long-term liabilities	73,499	26,822	1,269	0		101,590
Total liabilities	635,882	501,694	(17,999)	(10,047)		1,109,530

Equity:
Titan stockholders’ equity
Common stock	37	56,666	0	(56,666)	(f)	37
Additional paid-in capital	383,998	138,524	0	(16,711)	(f)	505,811
Retained earnings	165,473	60,545	(10,039)	(26,582)	(f)	189,397
Treasury stock	(16,519)	0	0	0		(16,519)
Treasury stock reserved for deferred compensation	(1,233)	0	0	0		(1,233)
Accumulated other comprehensive loss	(36,899)	0	0	(15,459)	(f)	(52,358)
Total Titan stockholders’ equity	494,857	255,735	(10,039)	(115,418)		625,135
Noncontrolling interests	27,391	0	0	0		27,391
Total equity	522,248	255,735	(10,039)	(115,418)		652,526
Total liabilities and stockholders’ equity	$1,158,130	$757,429	$(28,038)	$(125,465)		$1,762,056

TITAN INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 2011
(Amounts in thousands, except earnings per share data)

		Historical	Titan Europe
		Titan	US GAAP
	Historical	Europe	Adjustments	Pro Forma		Pro Forma
	Titan	IFRS basis	(a)	Adjustments		Titan
Net sales	$1,486,998	$790,151	$0	$(14,252)	(g)	$2,262,897
Cost of sales	1,254,890	684,539	69	(14,252)	(g)
				(2,334)	(h)	1,922,912
Gross profit	232,108	105,612	(69)	2,334		339,985
Selling, general & administrative expenses	90,145	66,981	(936)	0		156,190
Other operating income	0	(9,063)	9,063	0		0
Royalty	9,790	0	0	0		9,790
Income (loss) from operations	132,173	47,694	(8,196)	2,334		174,005
Interest expense	(25,259)	(18,847)	0	0		(44,106)
Noncash convertible debt charge	(16,135)	0	0	0		(16,135)
Other income	5,116	5,877	9,063	0		20,056
Income before income taxes	95,895	34,724	867	2,334		133,820
Provision for income taxes	37,759	6,436	682	700	(i)	45,577
Net income	58,136	28,288	185	1,634		88,243
Net loss attributable to noncontrolling interests	(16)	0	0	0		(16)
Net income Titan	$58,152	$28,288	$185	$1,634		$88,259
Earnings per common share:
Basic	$1.40					$1.84
Diluted (j)	1.18					1.56
Average common shares outstanding:
Basic	41,657			6,257		47,914
Diluted	53,144			6,257		59,401

TITAN INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2012
(Amounts in thousands, except earnings per share data)

		Historical	Titan Europe
		Titan	US GAAP
	Historical	Europe	Adjustments	Pro Forma		Pro Forma
	Titan	IFRS basis	(a)	Adjustments		Titan
Net sales	$1,327,040	$560,092	$0	$(11,577)	(g)	$1,875,555
Cost of sales	1,084,430	487,467	192	(11,577)	(g)
				(1,751)	(h)	1,558,761
Gross profit	242,610	72,625	(192)	1,751		316,794
Selling, general & administrative expenses	84,198	59,868	778	(2,836)	(k)	142,008
Royalty	8,740	0	0	0		8,740
Other operating income	0	(1,063)	1,063	0		0
Supply agreement termination income	(26,134)	0	0	0		(26,134)
Income (loss) from operations	175,806	13,820	(2,033)	4,587		192,180
Interest expense	(18,699)	(12,316)	0	0		(31,015)
Other income	6,163	2,608	1,063	0		9,834
Income before income taxes	163,270	4,112	(970)	4,587		170,999
Provision for income taxes	64,722	3,652	(72)	525	(i)	68,827
Net income (loss)	98,548	460	(898)	4,062		102,172
Net loss attributable to noncontrolling interests	(506)	0	0	0		(506)
Net income (loss)	$99,054	$460	$(898)	$4,062		$102,678
Earnings per common share:
Basic	$2.35					$2.12
Diluted (j)	1.92					1.78
Average common shares outstanding:
Basic	42,148			6,257		48,405
Diluted	53,315			6,257		59,572

TITAN INTERNATIONAL, INC.
NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
UNAUDITED

(a)	To record US GAAP adjustments to historical Titan Europe balances.

Significant balance sheet adjustments include:
i.
Property, plant and equipment – Under IFRS Titan Europe recorded a gain on sale and leaseback.  Under US GAAP, the gain of $7.3 million has been reversed with a reduction of $7.3 in property, plant and equipment.  The reduction of property, plant and equipment was offset by an increase in property, plant and equipment of $1.0 million for software assets which were reclassified from intangibles.

ii.
Deferred taxes – Changes to deferred taxes included an increase to current deferred tax assets of $9.9 million, a decrease to noncurrent deferred tax assets of $30.3 million, and a decrease to noncurrent deferred tax liabilities of $18.7 million.  Under IFRS all deferred taxes are shown as noncurrent.  Under US GAAP, current deferred tax assets and liabilities are netted by jurisdiction and noncurrent assets and liabilities are netted by jurisdiction.  Changes to deferred taxes of Titan Europe for US GAAP primarily resulted from the netting of deferred taxes which included an increase to current deferred tax assets of $9.9 million, a decrease to noncurrent deferred tax assets of $30.8 million, and a decrease to noncurrent deferred tax liabilities of $20.9 million.

iii.
The Company identified $3.1 million of liability related to uncertain tax positions to be recorded under US GAAP, which had not previously been recorded under IFRS.  This liability is included in other long-term liabilities and is offset by a decrease in other long-term liabilities related to a provision for restructuring charge in the amount of $1.8 million.

Significant statement of operations adjustments include:
i.
For the year ended December 31, 2011 – $9.1 million of other income which was classified as other operating income for IFRS was reclassified to other income for US GAAP.  This income relates to a project management fee, dividends and other nonoperating items.

ii.
For the nine months ended September 30, 2012 – $1.1 million of other income which was classified as other operating income for IFRS was reclassified to other income for US GAAP.  This income relates to various nonoperating items.

iii.
For the nine months ended September 30, 2012 – For US GAAP $1.1 million of restructuring charges were recorded.  The US GAAP adjustment related to a timing difference in the recognition of these expenses which were previously recognized for IFRS.  This expense was recorded as selling, general and administrative and was offset by $0.3 million of insignificant items for a net increase of $0.8 million.

(b)
To record pro forma cash payments for the Titan Europe acquisition.  The Company made $5.0 million of cash payments for outstanding Titan Europe options on the acquisition date.  Titan Europe shareholders received one share of Titan for 11 shares of Titan Europe, resulting in partial shares.  Cash payments of $0.6 million were made for these partial shares.  A pro forma cash payment of $6.7 million was recorded to account for the difference between the value of the consideration transferred and liabilities assumed at the pro forma date as compared to the actual acquisition date.

(c)	To eliminate receivable and payable balances between Titan International and Titan Europe which would be intercompany on a pro forma basis.

(d)
To record fair value adjustments to inventory; property, plant & equipment; goodwill and intangibles; and related deferred tax effects.  The adjustment of $89.6 million to other assets represents the removal of the historical basis for goodwill and intangibles of Titan Europe.  The intangibles had a fair value of $0 assigned to them and no goodwill was recorded on this transaction.

(e)	To reclass the Company’s previously held Titan Europe investment balance and related deferred tax balance.

(f)	To record equity transactions as follows:
	(i)	(ii)	(iii)	(iv)
Common stock		(56,666)			(56,666)
Additional paid-in capital	(82,614)	(55,910)	121,813		(16,711)
Retained earnings		(50,506)		23,924	(26,582)
Accumulated other comprehensive loss		0		(15,459)	(15,459)
	(82,614)	(163,082)	121,813	8,465	(115,418)

i.	Record fair value effect on Titan Europe equity. Equals the sum of the fair value entries recorded under footnote (d).

ii.	Eliminate historical Titan Europe balances (including the effect of fair value entries).

iii.
Issuance of common stock in exchange for ordinary shares of Titan Europe.  This amount is calculated as the shares issued to Titan Europe shareholders multiplied by Titan’s closing stock price on the date of issuance.

iv.	Record gain on previously held investment in Titan Europe shares.

(g)	To eliminate sales between Titan International and Titan Europe which would become intercompany on a pro forma basis.

(h)
To record decreased depreciation the Company would have recorded on Titan Europe property, plant and equipment if the Company had acquired these assets on January 1, 2011.  The change in depreciation is the result of fair value adjustments to property, plant and equipment recorded as of the acquisition date.

(i)
To record the pro forma income tax expense at 30% for the year ended December 31, 2011 and for the nine months ended September 30, 2012.  Pro forma income tax expense was not recorded on the reversal of the acquisition cost (footnote (k) below) as a tax deduction was not taken for these expenses in the historical results of the Company.  The 30% tax rate represents an approximate aggregate rate for the Titan Europe entities.

(j)
The diluted earnings per share cannot be calculated by dividing the net income by the diluted shares.  Interest expense and amortization of deferred financing for convertible notes is added back to the net income, net of taxes, for the diluted earnings per share calculation.  This amount totaled $4.5 million for the year ended December 31, 2011, and $3.4 million for the nine months ended September 30, 2012.

(k)	To remove direct and incremental transaction costs related to the Titan Europe acquisition which were recorded in the historical financial results of the Company.